UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2022

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(Address of principal executive offices) (Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022, Vuzix Corporation (the “Company”) held its annual meeting of stockholders. At the annual meeting, (i) Paul J. Travers, Grant Russell, Edward Kay, Timothy Harned, Emily Nagle Green, Azita Arvani, and Raj Rajgopal were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, (ii) stockholders ratified the board of directors’ appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2022, and (iii) stockholders approved, on an advisory basis, the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers. The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Paul J. Travers	20,438,193	931,518	67,838	16,464,079
Grant Russell	19,657,448	1,733,572	46,529	16,464,079
Edward Kay	19,672,380	1,716,923	48,246	16,464,079
Timothy Harned	19,665,820	1,723,277	48,452	16,464,079
Emily Nagle Green	19,733,670	1,658,471	45,408	16,464,079
Azita Arvani	19,886,455	1,498,639	52,455	16,464,079
Raj Rajgopal	20,274,445	1,115,453	47,651	16,464,079

2.  Ratification of appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2022:

Votes For	Votes Against	Votes Abstained
36,496,169	1,326,938	78,521

3. Approval, on an advisory basis, of the compensation disclosed in the Company’s proxy statement of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,860,168	5,380,774	196,607	16,464,079

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2022	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell
Chief Financial Officer

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